Exhibit 99.1

CarGurus, Inc. Appoints Greg Schwartz to its Board of Directors

Zillow Executive Brings Deep Experience Driving Innovative Business Models

CAMBRIDGE, Mass. – March 26, 2018 - CarGurus, Inc. (Nasdaq: CARG), a leading global online automotive marketplace, today announced the appointment of Greg Schwartz to the company’s Board of Directors, effective March 22, 2018. Schwartz is chief business officer of Zillow Group (Nasdaq:Z) (Nasdaq:ZG), where he leads sales and B2B strategy across Zillow’s real estate, rental, mortgage and home improvement marketplaces. Greg joined Zillow in 2007 and built the sales and revenue operations from the ground up. He brings more than twenty years of experience driving innovative business models in the media and internet industries.

“I have long admired Greg for his leadership at Zillow, and I am thrilled to welcome him to our Board of Directors,” said CarGurus Founder, CEO and Chairman, Langley Steinert. “Greg’s experience driving innovative marketplace business models and growing revenue and sales channels is highly relevant to our business, and his knowledge will be a great asset to the Board.”

“CarGurus’ emergence as the nation’s most visited online automotive marketplace is a story of bold vision, technology innovation and strong leadership,” said Schwartz. “I am deeply honored to join the CarGurus Board of Directors, and I look forward to working closely with Langley and the other Board members to help support the company’s next chapter of growth.”

Before joining Zillow, Greg was Vice President of Advertising Sales at CNNMoney, where he launched the advertising sales team and platform. He also served as national accounts director for Yahoo’s Automotive and Finance properties and held multiple positions at DoubleClick, Inc., including director of business development. Greg was named by Inman News as one of the 100 Most Influential Real Estate Leaders in 2013. In addition, he was named to Swanepoel’s Power 200, a list of the 200 most powerful people in residential real estate.

Greg has been on the boards of directors for the Woodland Park Zoo, Seeking Alpha and Pike13 and is a Policy Advisory Board Member for Harvard University Joint Center for Housing Studies. Greg earned a Bachelor of Arts in Government from Hamilton College.

CarGurus also announced that David Parker has retired from the Board effective March 22, 2018. David is currently CEO of Entrepreneurship for All, a non-profit based in Lowell, Ma. “On behalf of the Board of Directors and management, I would like to thank David for his eleven years of dedicated service. He has contributed invaluable leadership and insight during his tenure, for which I am extremely grateful,” stated Steinert.

About CarGurus

Founded in 2006, CarGurus (Nasdaq: CARG) is a global, online automotive marketplace connecting buyers and sellers of new and used cars. The company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top rated dealers. In addition to the United States, CarGurus operates online marketplaces in Canada, the United Kingdom and Germany. To learn more about CarGurus, visit www.cargurus.com.

CarGurus is a registered trademark of CarGurus, Inc.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our form 10-K filing on March 1, 2018 and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.